Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The Quarterly Report on Form 10-Q for the quarter ended July 31, 2003 of Entrada Networks, Inc. fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Quarterly Report on Form 10-Q for the quarter ended July 31, 2003 of Entrada Networks, Inc fairly presents, in all material respects, the financial condition and results of operations of Entrada Networks, Inc.
Dated: September 11, 2003

Subscribed and sworn to
before me this 11 th day of September

/s/ Davinder Sethi, PhD.	/s/ Baksha Jobanputra
Chief Financial Officer	Notary Public
State of New Jersey